[Note: Certain portions of this document have been marked [c.i.] to indicate that confidentiality has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.]

                             STOCK OPTION AGREEMENT

     AGREEMENT made as of November 1, 1994 by and between CADUS PHARMACEUTICAL CORPORATION (the "Corporation"), a Delaware corporation with offices located at 180 Varick Street, New York, New York 10014, and JOHN C. CAMBIER (the "Consultant") having an office at National Jewish Center for Immunology & Respiratory Medicine ("NJC"), 1400 Jackson Street, Denver, Colorado 80206.

                              W I T N E S S E T H:

     WHEREAS, in order to induce Consultant to provide consulting services to the Corporation in connection with a research program to be undertaken by the Corporation at a facility (other than Consultant's laboratory at NJC) to be established in or close to Denver or Boulder (the "Colorado Facility") and involving technology to be licensed from NJC (the "Research Program"), the Corporation desires to grant to Consultant the right and option, subject to certain conditions, to purchase shares of the Common Stock, $.001 par value, of the Corporation (the "Common Stock");

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the parties hereto agree as follows:

     1. GRANT OF STOCK OPTION.

     As an additional inducement to provide consulting services to the Corporation, the Corporation hereby grants to Consultant the right and option (the "Option"), to purchase from the Corporation five hundred thousand (500,000) shares of Common Stock (the "Shares"), subject to adjustment as provided in Paragraph 7 hereof, on the terms and subject to the conditions hereinafter set forth.

     2. PURCHASE PRICE.

     Subject to adjustment as provided in Paragraph 7 hereof, the purchase price (the "Option Purchase Price") to be paid upon exercise of the Option shall be fifty cents ($.50) per Share.

     3. EXERCISABILITY OF OPTION.

     (a) The Option shall be exercisable, on a cumulative basis, during a period of ten (10) years commencing from the date hereof and terminating at the close of business on October 31, 2004, as follows:

          (i) up to 125,000 Shares subject to the Option may be purchased by Consultant after the first anniversary of the date (the "Effective Date") the Colorado Facility is first occupied by the Corporation's employees;

          (ii) up to an additional 125,000 Shares subject to the Option may be purchased by Consultant after the second anniversary of the Effective Date;

          (iii) up to an additional 125,000 Shares subject to the Option may be purchased by Consultant after the third anniversary of the Effective Date; and

          (iv) up to an additional 125,000 Shares subject to the Option may be purchased by Consultant after the fourth anniversary of the Effective Date.

     (b) Notwithstanding anything to the contrary contained herein, but subject to subparagraph 3(c) hereof, if the Corporation at any time terminates the Research Program, the portion of the Option which has not yet become exercisable shall automatically terminate and become null and void; provided, however, that the Corporation agrees not to terminate the Research Program before a date which is at least 352 days after the Effective Date. The Corporation shall have the right, at any time after 352 days after the Effective Date, to terminate the Research Program for any reason whatsoever. The Corporation shall give Consultant prompt written notice of such termination.

     (c) Notwithstanding subparagraphs 3(a) and 3(b) hereof, the Option shall become immediately exercisable as to all of the Shares if the Corporation terminates the Research Program, after the occurrence of any of the following events (and the Corporation shall give Consultant prompt written notice of the occurrence of any such event):

          (i) the closing of an underwritten public offering on a firm commitment basis pursuant to an effective registration statement filed pursuant to the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation in which the Corporation actually receives gross proceeds equal to or greater than $7,500,000 (calculated after deducting underwriters' discounts and commissions but before calculation of expenses), and in which the price per share of Common Stock equals or exceeds $1.38 (such price subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Common Stock);

          (ii) the merger or consolidation of the Corporation with or into another Corporation or other entity or person, or any other transaction or series of related transactions by the Corporation, in which in excess of fifty percent (50%) of the voting power held by the holders of the Corporation's issued and outstanding capital stock is transferred, or the sale of all or substantially all of the Corporation's properties and assets to any other person; or

          (iii) the consummation of a transaction with a third party pursuant to which such third party will provide at least $10,000,000 of funding to the Corporation to pay for research to be conducted by the Corporation relating to the Research Program.

     (d) If the Consulting Agreement between the Corporation and Consultant (the "Consulting Agreement"), of even date herewith, is terminated by the Corporation pursuant to subparagraph 25(a) thereof, the Option will terminate upon the expiration of three (3) months from the date of such termination. The Option will be exercisable during such three-month period only to the extent that it was exercisable immediately prior to the termination of the Consulting Agreement.

     4. EXERCISE OF OPTION.

     (a) The Option may be exercised by Consultant with respect to all or part of the Shares (but not as to a fractional share of Common Stock) as to which the Option has become exercisable, within the applicable period specified in Paragraph 3 hereof, by the giving of written notice of the exercise thereof to the Corporation in the manner provided in Paragraph 13 hereof and substantially in the form annexed hereto as Exhibit A, which notice shall be accompanied by payment in full of the purchase price therefor by certified or bank cashier's check. Such exercise shall be effective upon receipt by the Corporation of such written notice and payment; and Consultant, to the extent permitted by law, shall be deemed the owner of the Shares as of the close of business on the date of such exercise, payment and delivery. The Corporation shall cause a certificate or certificates representing the Shares to be delivered to Consultant within ten (10) days after the effective date of such exercise. Consultant agrees that such certificate or certificates shall bear such legend or legends as the Board of Directors of the Corporation, in its reasonable discretion, determines to be necessary or appropriate to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act of 1933, as amended (the "Securities Act").

     (b) In lieu of the certified or bank cashier's check provided for in subparagraph 4(a) above, Consultant may, at his sole option and to the extent permitted by applicable law, pay for the purchase price of the Shares being purchased by the exercise of the Option, by delivering to the Corporation shares of Common Stock (in proper form for transfer and accompanied by all requisite stock transfer tax stamps or cash in lieu thereof) owned by Consultant having a Fair Market Value (as hereinafter defined in subparagraph 4(c) hereof) equal to such purchase price. Consultant may elect to make such delivery to the Corporation of shares of Common Stock from Shares he is purchasing pursuant to his exercise of the Option by including such election in his notice of exercise.

     (c) The Fair Market Value of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

          (i) If the Corporation's Common Stock is traded on an exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") National Market System, then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date.

          (ii) If the Corporation's Common Stock is not traded on an exchange or on the NASDAQ National Market System but is traded in the over-the-counter market, then the mean of the closing bid and asked prices reported for the last business day immediately preceding the Determination Date.

          (iii) Except as provided in subsections 4(c)(iv) and 4(c)(v) below, if the Corporation's Common Stock is not publicly traded, then as determined in good faith by the Corporation's Board of Directors upon a review of relevant factors.

          (iv) If the Determination Date is the date on which the Corporation's Common Stock is first sold to the public by the Corporation in a firm commitment public offering under the Securities Act, then the initial public offering price (before deducting commissions, discounts or expenses) at which the Common Stock is sold in such offering.

          (v) If the Determination Date is the date of a liquidation, dissolution or winding up of the Corporation, then all amounts to be payable per share to holders of the Common Stock in the event of such liquidation, dissolution or winding up.

     5. PURCHASE FOR INVESTMENT.

     Consultant agrees that at the request of the Corporation (prior to the time the Shares have been registered under the Securities Act) and upon exercise of the Option, he shall execute and deliver to the Corporation a written statement, in form satisfactory to the Corporation, representing and warranting that he is purchasing the Shares for his own account, for investment only and not with a view to the resale or distribution thereof and that any subsequent offer for sale or sale of any of such shares shall be made either pursuant to (a) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with respect to the shares being offered and sold, or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption Consultant shall, prior to any offer for sale or sale of such shares, obtain a written legal opinion satisfactory to the Corporation as to the availability of such exemption.

     6. NON-TRANSFERABILITY OF OPTION.

     The Option shall not be transferable by Consultant other than by will or the laws of descent and distribution.

     7. ADJUSTMENT OF SHARES; ADVANCE NOTICE OF CERTAIN TRANSACTIONS.

     If any change is made in the Shares deliverable upon exercise of the Option (through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, spin-off, split-off, subdivision or combination of shares, exchange of shares, issuance of rights to subscribe, change in capital structure or similar event), such adjustments or substitutions shall be made by the Board of Directors of the Corporation in or for the Shares (including adjustments in the number of Shares and in the per share price of Shares subject to the Option) as the Board of Directors of the Corporation reasonably shall determine to be appropriate and equitable to prevent dilution or enlargement of Consultant's rights hereunder. After the Option has become exercisable as to any of the Shares, the Corporation shall provide Consultant with 10 days' prior written notice of the consummation of any of the transactions described in subparagraph 3(c)(ii) hereof, so as to enable Consultant to exercise the Option prior to the consummation of any such transaction.

     8. COVENANTS OF THE CORPORATION.

     The Corporation hereby covenants and agrees that:

     (a) During the period within which the Option may be exercised, the Corporation shall at all times reserve and keep available by all necessary corporate action out of its shares of Common Stock for the purpose of issuance or transfer upon exercise of the Option the number of shares of Common Stock included in the Shares and such additional securities as may from time to time be deliverable hereunder. Such shares may be authorized but unissued shares, or may be shares held in the treasury of the Corporation or a combination thereof, at the option of the Corporation.

     (b) All shares which may be issued upon exercise of the Option or delivered pursuant to this Agreement will, upon issuance and payment therefor as provided herein, be validly issued, fully paid, nonassessable and free from all liens and charges with respect to the issue thereof.

     (c) Notwithstanding anything to the contrary set forth in this Agreement or the Consulting Agreement, if Consultant terminates the Consulting Agreement pursuant to subparagraph 25(a) thereof or if the Consulting Agreement automatically terminates pursuant to subparagraph 25 (b) thereof, prior to the third anniversary of the Effective Date, and if the Option has not become exercisable as to all of the Shares as of the date of such termination, then the Corporation shall [c.i.]

[c.i.]   For a period of two years commencing on the date the Corporation terminates the NJC License pursuant to this subparagraph 8(c), the Corporation and its affiliates shall not license "NJC Technical Information" (as defined in the NJC License) from NJC.

     (d) If the Corporation shall grant registration rights to its scientist founders (I.E., James R. Broach, Dana Fowlkes and Thomas Shenk) or to any of its officers with respect to any securities of the Corporation owned by them, the Corporation shall grant the same registration rights to Consultant with respect to the Shares owned by him or which are subject to the Option.

     (e) If the Corporation registers any of its securities pursuant to a Form S-8 (or successor to such Form) filed under the Securities Act and if the Shares are then registrable on Form S-8, the Corporation shall cause to be registered pursuant to such Form S-8 the same proportion of the Shares as that of securities owned by and securities subject to options owned by other employees of the Corporation. If the Shares are not eligible for registration on such Form S-8, the Corporation and the Consultant will use reasonable efforts to achieve such eligibility so as to enable their registration on such Form S-8.

     (f) The Corporation shall ensure that if and when the Consultant exercises the Option and acquires Shares, such Shares shall be deemed securities issued pursuant to Rule 701 promulgated under the Securities Act. In order to do so, the Corporation shall limit, as necessary, its issuing of stock or options to its employees and consultants pursuant to Rule 701. The Corporation shall also take such action as may be reasonably necessary to enable the Consultant's resale of the Shares pursuant to Rule 701(c)(3) and any applicable state securities laws, including certifying to the Consultant and/or to a broker retained by Consultant, at such time or times that the Consultant exercises the Option or sells the Shares, that the Shares are securities issued pursuant to Rule 701 and that all conditions to the availability of Rule 701 have been met with respect to the issuance of the Shares.

     (g) If the Corporation becomes subject to the reporting requirements (the "Reporting Requirements") of either Section 13 or Section 15(d) of the Securities Exchange Act of 1934, if the Shares have not been registered under the Securities Act, and if they cannot be sold by Consultant pursuant to an exemption from the registration requirements thereof, the Corporation shall use its reasonable best efforts to ensure that adequate "current public information" is available with respect to it within the meaning of Rule 144(c) promulgated under the Securities Act.

     (h) The Corporation shall indemnify the Consultant and provide insurance coverage to the Consultant to the same extent and subject to the same limitations as are set forth for NJC in Article 16 of the NJC License.

     9. REPRESENTATIONS AND WARRANTIES OF THE CORPORATION.

     The Corporation hereby represents and warrants to Consultant that: (i) this Agreement and the grant of the Option to Consultant have been duly authorized by all required corporate action on the part of the Corporation, (ii) the Corporation is not a party to any agreement which would restrict or prohibit it from issuing the Option to Consultant (or, to the extent such restrictions or prohibitions exist, they have been waived by the beneficiaries thereof), (iii) the anti-dilution protection provided in Paragraph 7 hereof is no less than that provided under any and all of the option agreements and plans pursuant to which the Corporation's officers have been granted stock options, (iv) the capitalization of the Corporation as of the date hereof, on a fully diluted basis, is as set forth on Exhibit B annexed hereto, (v) this Agreement is enforceable against the Corporation in accordance with its terms, (vi) the grant of the Option pursuant to this Agreement is exempt from the registration requirements of the Securities Act and any applicable state securities laws,
(vii) the issuance of Shares to Consultant upon his exercise of the Option shall be exempt from the registration requirements of the Securities Act, and (viii) ninety (90) days after the Corporation becomes subject to the Reporting Requirements, Consultant shall be able to resell the Shares acquired by him upon exercise of the Option in accordance with Rule 701(c)(3) promulgated under the Securities Act.

     10. NO FRACTIONAL SHARES.

     Upon the exercise of the Option, the Corporation shall not be required to issue any fractional shares or scrip certificates evidencing any fractional interest in shares. In any case where, pursuant to the terms of the Option, Consultant would be entitled, except for the provisions of this Paragraph 10, to receive a fractional share, the number of shares issuable upon such exercise shall be rounded to the next larger whole share if such fractional share interest is a major fraction; if such fractional share interest is not a major fraction, it shall be disregarded.

     11. "LOCK-UP" AGREEMENT.

     The Consultant, if so requested by the Corporation and an underwriter of Common Stock or other securities of the Corporation, shall not sell, grant any option or right to buy or sell, or otherwise transfer or dispose of in any manner, whether in privately-negotiated or open-market transactions, any Common Stock or other securities of the Corporation held by him or which he has the right to acquire during the 180-day period following the effective date of a registration statement of the Corporation filed with the Securities and Exchange Commission in connection with such offering or such shorter period as such underwriter shall have advised the Corporation in writing is adequate to permit the successful and orderly distribution of such Common Stock or other securities; provided, however, that such "lock-up" agreement shall be in writing and in form and substance satisfactory to the Corporation and such underwriter. The Corporation may impose stop-transfer instructions with respect to the shares subject to the foregoing restrictions until the end of said 180-day period. In connection with the preparation and filing of any such registration statement, the Corporation shall use its reasonable best efforts (i) to enforce the obligations of its stockholders (and any person who shall have the right to acquire capital stock of the Corporation) who have agreed with the Corporation to enter into "lock-up" or "market stand-off" agreements and (ii) to obtain a "lock-up" or "market stand-off" agreement from all of its other stockholders and all other such persons.

     12. ENTIRE AGREEMENT; AMENDMENTS.

     This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, and no statement, representation, warranty or covenant has been made by either party except as expressly set forth herein. This Agreement supersedes and cancels all prior agreements between the parties, whether written or oral, with respect to the subject matter hereof. No alteration, amendment or modification of any of the terms and provisions hereof shall be valid unless made pursuant to a written instrument signed by all of the parties hereto.

     13. NOTICES.

     All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, first class, postage prepaid, certified mail, return receipt requested, to the other party at its or his address as set forth at the beginning of this Agreement or as either of the parties may designate in conformity with the foregoing.

     14. APPLICABLE LAW.

     This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

     15. PARAGRAPH HEADINGS.

     The paragraph headings set forth in this Agreement are for reference purposes only and shall not considered as part of this Agreement in any respect nor shall they in any way affect the substance of any provisions contained in this Agreement.

     16. SUCCESSORS AND ASSIGNS.

     This Agreement shall not be assignable by Consultant, but the rights hereunder may be transferred as described in Paragraph 6 hereof. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by Consultant, the Corporation, the heirs and personal representatives of Consultant and the successors and assigns of the Corporation.

     17. ARBITRATION.

     (a) The parties hereto agree that they shall use their best efforts to settle amicably any disputes, differences or controversies arising between the parties out of or in connection with this Agreement. However, subject to the limitations set forth in the final sentence of this subparagraph 17(a) and in subparagraph 17(b) below, any such disputes, differences or controversies, if not so settled within thirty (30) days after the occurrence thereof, shall be finally and exclusively determined by arbitration. Unless the parties otherwise agree, arbitration initiated by the Corporation shall be held in Denver, Colorado, and arbitration initiated by the Consultant shall be held in New York, New York. Any such arbitration shall be conducted by three arbitrators who are appointed and who shall conduct such arbitration in accordance with the Commercial Rules of the American Arbitration Association then obtaining. The parties hereby empower such arbitrators to grant equitable relief as necessary to resolve any dispute between the parties. Judgment upon the award rendered may be entered in any court having jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. Notwithstanding the foregoing, either party may, without recourse to arbitration, assert against the other party a third-party claim or cross-claim in any action brought by a third party to which the subject matter of this Agreement may be relevant.

     (b) Notwithstanding subparagraph 17(a) above, Consultant may seek emergency injunctive relief, emergency specific performance or other emergency equitable relief in a state court of the State of New York or the United States District Court for the Southern District of New York with respect to a breach or threatened breach by the Corporation of Paragraphs 3, 4, 7 or 8 hereof. The Corporation hereby consents to the personal jurisdiction of any such court and agrees to be sued in such court in the circumstances described in the preceding sentence. The Corporation agrees that any and all process directed to it in any such litigation may be served upon its agents outside of the State of New York with the same force and effect as if service had been made within the State of New York.

     18. SURVIVAL.

     The rights and obligations of the parties arising under Paragraphs 8, 9, 11 and 17 hereof shall survive the termination of the Option.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                   CADUS PHARMACEUTICAL CORPORATION



                                   By: /s/ Jeremy Levin
                                       --------------------------
                                       Jeremy M. Levin, President



                                       /s/ John C. Cambier
                                       --------------------------
                                       JOHN C. CAMBIER

                                                                       EXHIBIT A


                               [Date of Exercise]




Cadus Pharmaceutical Corporation
180 Varick Street
New York, New York 10014

Attention: Corporate Secretary


                                Re: STOCK OPTION

Dear Sir:

     I am the holder of a Stock Option granted to me by Cadus Pharmaceutical Corporation (the "Corporation"), pursuant to a Stock Option Agreement dated as of November 1, 1994, to purchase 500,000 shares of Common Stock of the Corporation ("Shares"). I hereby exercise such option with respect to ____________ Shares, the total purchase price for which is $______________, and [I enclose a certified or bank cashier's check payable to the order of the Corporation in the amount of $______________, representing the total purchase price for the Shares] [I hereby elect to pay the purchase price by delivering to the Corporation _________ shares of Common Stock of the Corporation having a fair market value equal to $______________ from the Shares I am purchasing pursuant to the exercise of such option]. The certificate or certificates representing the Shares should be registered in my name and should be forwarded to me at ____________________________________________________.

     Please acknowledge receipt of the exercise of my stock option on the attached copy of this letter.

                                        Very truly yours,



                                        JOHN C. CAMBIER


RECEIPT ACKNOWLEDGED:


CADUS PHARMACEUTICAL CORPORATION


By: ____________________________

                                                                       EXHIBIT B




                                CAPITALIZATION OF
                        CADUS PHARMACEUTICAL CORPORATION
                             AS OF OCTOBER 31, 1994




Common Stock: 4,140,000

Series A Preferred Stock: 14,879,651 shares

Series B Preferred Stock: 3,571,429 shares

Options to acquire Common Stock: 1,620,459